Exhibit 3.1

RESTATED CERTIFICATE OF FORMATION
WITH NEW AMENDMENTS

SOUTH PLAINS FINANCIAL, INC.

File Number:  0124840100

Pursuant to the provisions of Section 3.051 and Section 3.057 of the Texas Business Organizations Code (the “TBOC”), South Plains Financial, Inc. (the “Corporation”) hereby adopts the following Amended and Restated Certificate of Formation, which accurately states the text of the Corporation’s Certificate of Formation and all amendments thereto as amended by this Amended and Restated Certificate of Formation as hereinafter set forth and which contains no other change in any provision thereof.

ARTICLE ONE
ENTITY INFORMATION

The current name of the Corporation is South Plains Financial, Inc.  The Corporation is a Texas for-profit corporation.  The file number issued to the Corporation by the Secretary of State is 0124840100.  The date of formation of the Corporation is October 28, 1992.

ARTICLE TWO
AMENDMENTS

The Certificate of Formation of the Corporation is amended by this Amended and Restated Certificate of Formation to, among other things:

(i)	amend Article I to specify that the Corporation is a Texas for-profit corporation;

(ii)	amend Article III to provide that the purpose for which the Corporation is organized is to transact any or all lawful business under the TBOC;

(iii)
amend Article IV to (a) decrease the par value of the Corporation’s shares of preferred stock, none of which are issued and outstanding; (b) increase the number of authorized shares of common stock of the Corporation; (c) provide that the Board of Directors of the Corporation may fix the designations, powers, preferences and other rights of the preferred stock by resolution;

(iv)	delete the current Article V to remove the requirement that the Corporation shall not commence business until it has received a certain amount of consideration for the issuance of shares;

(v)	renumber the current Article VI to Article V;

(vi)
renumber the current Article VII to Article VI and amend such article to provide that the liability of governing persons of the Corporation are eliminated or limited to the fullest extent permitted by the TBOC;

(vii)	renumber the current Article VIII to Article VII and revise such article to more closely reflect the indemnification, advancement of expenses, and insurance provisions provided under the TBOC;

(viii)	renumber the current Article IX to Article VIII and amend such article to provide that shareholders may act without meeting by unanimous written consent as provided under the TBOC;

(ix)	renumber the current Article X to Article IX;

(x)	renumber the current Article XI to Article X;

(xi)	renumber the current Article XII to Article XI and amend such article to update the Corporation’s registered office address;

(xii)
renumber the current Article XIII to Article XII and amend such article to (a) provide that the number of directors of the Corporation shall not be less than one nor more than twenty-five, (b) provide that the Board of Directors of the Corporation be classified into three classes, (c) to list the current directors of the Corporation, (d) provide that directors of the Corporation are to be elected by majority of the shares of common stock entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present, and (e) provide that directors may be removed for cause only by the affirmative vote of at least two-thirds of the shares entitled to vote at an election of directors;

(xiii)
create a new Article XIII to provide that special meetings of shareholders shall be called at the request in writing of shareholders owning not less than twenty-five percent (25%) of the issued and outstanding shares of the Corporation entitled to vote at such meeting;

(xiv)	delete the current Article XIV to remove information related to the organizer of the Corporation; and

(xv)
create a new Article XIV to provide that the Certificate of Formation and the Bylaws of the Corporation may be amended by the affirmative vote of the holders of two-thirds (2/3rds) of the shares of common stock of the Corporation.

ARTICLE THREE
STATEMENT OF APPROVAL

The above amendments have been made in accordance with the provisions of the TBOC.  The Amended and Restated Certificate of Formation has been approved in the manner required by the TBOC and by the governing documents of the Corporation.

ARTICLE FOUR
REQUIRED STATEMENTS

The Amended and Restated Certificate of Formation, which is attached to this form as Exhibit A, accurately states the text of the current Certificate of Formation of the Corporation and each amendment to the Certificate of Formation that is in effect, and as further amended by the Amended and Restated Certificate of Formation.  The attached Amended and Restated Certificate of Formation does not contain any other change in the Certificate of Formation being amended and restated except for the information permitted to be omitted by the provisions of the TBOC applicable to the Corporation.

ARTICLE FIVE
EFFECTIVENESS OF FILING

This Amended and Restated Certificate of Formation becomes effective upon filing with the Secretary of State of the State of Texas.

ARTICLE SIX
EXECUTION

The undersigned affirms that the person designated as registered agent in the Amended and Restated Certificate of Formation has consented to the appointment.  The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Corporation to execute the filing instrument.

SOUTH PLAINS FINANCIAL, INC.
By:
Date: March 11, 2019		Curtis C. Griffith
Chairman and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
SOUTH PLAINS FINANCIAL, INC.

I, the undersigned natural person of the age of eighteen (18) years or more, acting as an officer of a corporation under the Texas Business Organizations Code (the “TBOC”), do hereby adopt the following Amended and Restated Certificate of Formation for such corporation.

ARTICLE I
NAME

The name of the filing entity is South Plains Financial, Inc. (the “Corporation”).  The Corporation is a for-profit corporation formed and existing under the laws of the State of Texas.

ARTICLE II
DURATION

The period of its duration is perpetual.

ARTICLE III
PURPOSE

The purpose for which the Corporation is organized is to transact any or all lawful business for which a for-profit corporations may be organized under the TBOC.

ARTICLE IV
AUTHORIZED CAPITAL STOCK

A.          The Corporation is authorized to issue two classes of shares to be designated respectively “preferred” and “common.”  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 31,000,000, consisting of (1) 1,000,000 shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”), and (2) 30,000,000 shares of Common Stock, par value $1.00 per share (“Common Stock”). The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before the issuance and shall not be less than the par value per share. The consideration shall be as is permitted by the laws of the State of Texas.  In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive.  Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable.

B.          The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of one or more series of Preferred Stock.  Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, as may be permitted by the TBOC, to fix the number of shares constituting such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

C.          Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine and declare.  Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

ARTICLE V
INTERESTED PARTY TRANSACTIONS

Except as may be otherwise provided in the TBOC, no contract, act or transaction of the Corporation with any corporation, person or persons, firm, trust or association, or any other organization shall be affected or invalidated by the fact that any director, officer or shareholder of this Corporation is a party to, or is interested in, such contract, act or transaction, or in any way connected with any such person or persons, firm, trust or association, or is a director, officer or shareholder of, or otherwise interested in, any such other corporation, nor shall any duty to pay damages on account to this Corporation be imposed upon such director, officer or shareholder of this Corporation solely by reason of such fact, regardless of whether the vote, action or presence of any such director, officer or shareholder may be, or may have been, necessary to obligate this Corporation on, or in connection with, such contract, act or transaction, provided that if such vote, action or presence is, or shall have been, necessary, such interest or connection (other than an interest as a noncontrolling shareholder of any such other corporation) be known or disclosed to the Board of Directors of this Corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE VI
LIABILITY OF GOVERNING PERSONS

No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in their capacity as a director except that this Article VI shall not authorize the elimination or limitation of liability of a director of the Corporation to the extent he or she is found liable for:

(a)	a breach of a director’s duty of loyalty to the Corporation or its shareholders,

(b)
an act or omission not in good faith that constitutes a breach of the duty of the director to the Corporation or an act or omission that involves intentional mis-conduct or a knowing violation of the law,

(c)	a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, or

(d)	an act or omission for which the liability of a director is expressly provided for by statute.

If the TBOC or any other applicable Texas statute is amended after approval by the Corporation’s shareholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of officers, the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC or such other applicable Texas statute, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided by the foregoing provisions of this Article VI.

No repeal or modification of this Article VI by the shareholders shall adversely affect any right or protection of a director or officer of the Corporation existing by virtue of this Article VI at the time of such repeal or modification.

ARTICLE VII
INDEMNIFICATION AND INSURANCE

(a)          Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the greatest extent permitted by applicable law, any director or officer of the Corporation, any former director or officer of the Corporation or any “delegate” (as defined below) of the corporation who was, is, or is threatened to be made a respondent in any “proceeding” (as defined in Section 8.001 of the TBOC) because the person is or was a director, officer or delegate of the Corporation from and against all “expenses” (as defined in Section 8.001 of the TBOC) actually incurred by such person in connection with such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer or delegate of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Article VII shall be a contract right.  The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors, officers and delegates.  For purposes of this Article VII, “delegate” shall mean any person who, while serving as a director or officer of the Corporation, is or was serving as a representative of the Corporation, at the request of the Corporation, at another enterprise (as defined in Section 8.001 of the TBOC) or another organization or to an employee benefit plan.  A person is a “delegate” to an employee benefit plan if the performance of the person’s official duties to the Corporation also imposes duties on or otherwise involves service by the person to the plan or participants in or beneficiaries of the plan.

(b)          Advancement of Expenses.  Advancement of expenses by the Corporation to a present director or officer who has satisfied the requirements of Section 8.104 of the TBOC will be mandatory rather than optional.

(c)          Non-Exclusivity of Rights.  The right to indemnification conferred in this Article VII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Formation, the Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

(d)          Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, delegate, employee or agent of the Corporation against any such expenses, whether or not the Corporation would have the power to indemnify such person against such expenses under the TBOC.

(e)          Amendment.  Any repeal or modification of this Article VII shall be prospective only, and shall not adversely affect any right of a person to indemnification by the Corporation existing at the time of such repeal or modification.

(f)          Enforceability.  The provisions of this Article VII are valid only to the extent that they are consistent with applicable laws and regulations.  The invalidity of any provision of this Article VII will not affect the validity of the remaining provisions of Article VII.

ARTICLE VIII
SHAREHOLDER ACTION WITHOUT MEETING

Any action required by the Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the holders of shares entitled to vote with respect to the subject matter thereof.

ARTICLE IX
NO CUMULATIVE VOTING

The right to accumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.

ARTICLE X
NO PREEMPTIVE RIGHTS

No shareholder of this Corporation shall, by reason of his holding shares of any class of stock of this Corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board of Directors, at its discretion, from time to time may grant, and at such price as the Board of Directors at its discretion may fix; and the Board of Directors may issue shares of any class of stock of this Corporation or any notes, debentures, bonds or other securities convertible into or carrying options, or warrants or rights to purchase shares of any class without offering any such shares of any class of such notes, debentures, bonds or other securities, either in whole or in part, to the existing shareholders of any class.

ARTICLE XI
REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation’s registered office is 5219 City Bank Parkway, Lubbock, Texas  79407 and the name of its registered agent at such address is Curtis Griffith.

ARTICLE XII
BOARD OF DIRECTORS

The number of directors which shall constitute the entire Board of Directors shall not be less than one (1) nor more than twenty-five (25) and within that minimum and maximum shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, no director’s term shall be shortened by reason of a resolution of the board of directors reducing the number of director, and such decrease shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board of directors which are being eliminated by the decrease.  The Board of Directors shall be divided into three (3) classes as nearly equal in number as may be feasible, hereby designated as Class I, Class II and Class III, with the term of office of one class expiring each year.  For the purposes hereof, the initial Class I, Class II and Class III directors shall be so designated by a resolution of the Board of Directors.  Each director shall serve for a term ending on the third annual meeting of shareholders following the annual meeting of shareholders at which such director was elected, or until his or her earlier death, resignation or removal; provided, however, that the directors first elected to Class I shall serve for a term ending on the Corporation’s first annual meeting of shareholders following the effectiveness of this Amended and Restated Certificate of Formation, the directors first elected to Class II shall serve for a term ending on the Corporation’s second annual meeting of shareholders following the effectiveness of this Amended and Restated Certificate of Formation, and the directors first elected to Class III shall serve for a term ending on the Corporation’s third annual meeting of shareholders following the effectiveness of this Amended and Restated Certificate of Formation, and in each case, until such directors’ successors are duly elected and qualified.

Directors shall be elected by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal.  Notwithstanding the preceding sentence, directors may only be removed for cause and only upon the affirmative vote of at least two-thirds (2/3rds) of the shares then entitled to vote at an election of directors.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

The names and addresses of the current directors of the Corporation are as follows:

NAME	ADDRESS
Richard D. Campbell	5219 City Bank Parkway
Lubbock, Texas 79407
Curtis C. Griffith	5219 City Bank Parkway
Lubbock, Texas 79407
Cynthia B. Keith	5219 City Bank Parkway
Lubbock, Texas 79407
Cory T. Newsom	5219 City Bank Parkway
Lubbock, Texas 79407
Noe G. Valles	5219 City Bank Parkway
Lubbock, Texas 79407
Allison S. Navitskas	5219 City Bank Parkway
Lubbock, Texas 79407
Kyle R. Wargo	5219 City Bank Parkway
Lubbock, Texas 79407

ARTICLE XIII
SPECIAL MEETINGS OF SHAREHOLDERS

In addition to any other manner of calling a special meeting of shareholders that may be set forth in the Bylaws of the Corporation, a special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by the TBOC or by this Amended and Restated Certificate of Formation or by the Bylaws, may be called by (i) the Chairman of the Board, or (ii) a majority of the Board of Directors, and shall be called by the Chairman of the Board or Secretary at the request in writing of shareholders owning not less than twenty five percent (25%) of the issued and outstanding shares of the Corporation entitled to vote at such meeting.

ARTICLE XIV
AMENDMENTS TO CERTIFICATE OF FORMATION AND BYLAWS

The Board of Directors of the Corporation may alter, amend or repeal this Amended and Restated Certificate of Formation or the Bylaws of the Corporation as provided by the TBOC.  The shareholders of the Corporation may alter, amend or repeal this Amended and Restated Certificate of Formation or the Bylaws of the Corporation at any meeting of the shareholders at which a quorum is present, by the affirmative vote of two-thirds (2/3rds) of the shares entitled to vote at such meeting (provided notice of the proposed alteration, amendment or repeal of this Amended and Restated Certificate of Formation or the Bylaws of the Corporation is contained in the notice of the meeting).

* * * * * * * * * *